UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2023  (September 15, 2023)

micromobility.com Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Old Slip, New York, NY 10005
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	MCOM	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MCOMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our independent director, Mr. Massimo Ponzellini, informed us that he will step down as one of our directors and as a member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committees as of September 15, 2023. His resignation is not the result of any disagreement with us regarding our operations, policies, or practices.

Additionally, effective as of September 15, 2023, Giulio Profumo departed as one of our directors and as our Chief Financial Officer (“CFO”). His resignation is not the result of any disagreement with us regarding our operations, policies, or practices. In connection with his resignation, we entered into a Separation Agreement and General Release with Mr. Profumo (the “Separation Agreement”). The Separation Agreement contains a standard release of claims on the part of Mr. Profumo. It also provides for the payment to Mr. Profumo of $137,000, half of which shall be payable within seven calendar days after we have received the signed release and a certificate of non-revocation and the other half of which shall be paid on the later of (a) seven calendar days thereafter or (b) October 6, 2023.

We have begun the search for a new CFO. Gian Luca Spirano, our current Director of International Business Development, has agreed to serve as our acting CFO on an interim basis until such time as we appoint a new permanent CFO. Mr. Spirano has not entered into any agreement or arrangement, written or otherwise, with the Company in connection with his serving as acting CFO. Furthermore, Mr. Spirano will not receive any additional form of compensation from us, equity or otherwise, for serving as acting CFO.

After the two director resignations, we currently have three directors, two of whom are considered independent under the rules of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the U.S. Securities and Exchange Commission. As a result of the resignations, we no longer comply with Nasdaq’s requirement that require us to have an audit committee comprised of at least three directors, all of whom must be independent directors. The Nasdaq rules provide a cure period for us to regain compliance with the requirement that the audit committee contain at least three independent directors that will expire on the later of our next annual shareholders’ meeting or 180 days from September 19, 2023. We have begun the search for an additional independent director to serve on our board of directors and our audit committee.

Item 7.01	Regulation FD Disclosure

On September 20, 2023, the Company issued a press release titled “micromobility.com Inc. Announces Leadership Transition to Drive Profitable Growth” (the “Press Release”). The full text of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 (including the referenced exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, including our registration statement on Form S-3 (no. 333-267783), or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 20, 2023
99.2	Resignation Letter from Massimo Ponzellini, dated September 15, 2023
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2023

micromobility.com Inc.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer